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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration
Statements on Form S-8 (No. 33-54394, No. 33-46386, No. 33-85304, No. 333-14231,
No. 333-24125, No. 333-80297, No. 333-80299, No. 333-36264, No. 333-49382, No.
333-60950 and No. 333-112677) and S-3 (No. 333-112263) of Input/Output, Inc.
of our report dated November 17, 2003, relating to the consolidated financial statements of GX Technology Corporation, appearing in this Form 8-K.



/s/ Deloitte & Touche LLP
Houston, Texas
May 11, 2004